SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 31, 2008

POWER MEDICAL INTERVENTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33770	23-3011410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Address of principal executive offices) (Zip Code)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Mailing Address)

(267) 775-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                       Results of Operations and Financial Condition

On November 6, 2008, we issued a press release announcing our financial results for the quarter ended September 30, 2008.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 2.05             Costs Associated with exit or Disposal Activities

On October 31, 2008, our President and Chief Executive Officer, with the authorization of our Board of Directors, committed to a restructuring and expense reduction plan.

The restructuring plan includes three principal elements; a reduction in our cash burn rate, including headcount reductions of approximately 35%; a refocusing of our sales and marketing efforts on the iSeries family of wireless Intelligent Surgical Instruments; and a reduction of research and development, or R&D, spending.  R&D will have a more near term focus with the primary focus being on the collaboration with Intuitive Surgical, Inc.

                We expect to incur material charges under this plan during the fourth quarter of 2008, including costs of employee severance. We have not yet completed our analysis of the costs associated with implementation of this plan, and therefore are not yet in a position to make a good faith estimate of the amount, or range of amounts, of these costs. We will amend this Current Report on Form 8-K at such time as our management is able in good faith to estimate the amount, or range of amounts, of these costs.

ITEM 9.01                     Financial Statements and Exhibits

(d) Exhibits

Exhibit		Furnished with	Incorporated by Reference
No.	Description	this Form 8-K	Form	Filing Date	Exhibit No.
99.1	Press release issued by Power Medical Interventions, Inc., dated November 6, 2008, titled “Power Medical Interventions, Inc. Reports Third Quarter 2008 Financial Results.”	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWER MEDICAL INTERVENTIONS, INC.

By:	/s/ John P. Gandolfo
John P. Gandolfo
Chief Financial Officer

Date:  November 6, 2008